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                                                                    EXHIBIT 23.2

            [LETTERHEAD OF MAGGART & ASSOCIATES, P.C. APPEARS HERE]





                             ACCOUNTANT'S CONSENT



The Board of Directors
National Commerce Bancorporation:


We consent to the reference to our firm under the heading "Experts" in the Prospectus/Proxy Statement.


                                            /s/ Maggart & Associates, P.C.
                                                Maggart & Associates, P.C.

Nashville, Tennessee
June 1, 1999